SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: May 20, 1996
(Date of earliest event reported)




                                  ANACOMP, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                               1-8328                     35-1144230
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(State or Other Juris-              (Commission               (I.R.S. Employer
diction of Incorporation)            File Number)            Identification No.)


11550 North Meridian Street, P.O. Box 40888                              46240
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(Address of Principal Executive Office)                              (Zip Code)


Registrant's telephone number, including area code:          (317) 844-9666
                                                   -----------------------------

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                     This Document contains exactly 5 Pages.
                         The Exhibit Index is on page 4.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
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     On May 20, 1996,  the United  States  Bankruptcy  Court for the District of
Delaware   entered  an  order   confirming  the  Third  Amended  Joint  Plan  of
Reorganization (the "Plan") of Anacomp, Inc. (the "Company") and certain of its subsidiaries. Pursuant to the Plan, the Company will be recapitalized such that it will be authorized to issue 21,000,000 shares of capital stock, 20,000,000 of which will be common stock, par value $.01 per share (the "New Common Stock"), and 1,000,000 of which will be preferred stock. The Company presently intends to issue 10,000,000 shares of its New Common Stock and 362,694 warrants (the "New Warrants"), each of which is convertible into one share of New Common Stock during the next five years at an exercise price of $12.23 per share, as described below.

     The Plan will result in a reduction of approximately $173 million in principal and accrued interest on the Company's debt and a liquidation amount on its preferred stock plus accrued dividends as of January 5, 1996. As part of such reduction, four of the eleven classes of claims against and interests in the Company prior to its reorganization will be resolved under the Plan with the issuance of the New Common Stock and/or the New Warrants. Holders of a Class 5 or Class 6 claim received in the aggregate 10,000,000 shares of the Company's New Common Stock on the effective date of the Plan and holders of a Class 6, 8 or 9 claim will receive in the aggregate 362,694 New Warrants. No other shares or other units of the Company have been reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

     On or about May 26, 1996, the United States Customs Service ("Customs") filed a Notice of Appeal from the Order Confirming Debtors' Third Amended Joint Plan of Reorganization (the "Confirmation Order") and also filed an Emergency Motion For a Stay Pending Appeal (the "Stay Motion") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On May 31, 1996, a hearing was held by the Bankruptcy Court on the Stay Motion. After having reviewed legal briefs submitted by the parties and oral argument, the Bankruptcy Court denied the Stay Motion.

     Customs subsequently filed on May 31, 1996 in the United States District Court for the District of Delaware an Emergency Motion for a Stay Pending Appeal (the "District Court Stay Motion") and filed a Memorandum of Law in support thereof which was substantially the same as that filed with the Bankruptcy Court. At a telephone hearing before the United States District Court on June 3, 1996, the Company was allowed until June 5, 1996 to file responsive papers. The Company does not anticipate there being a hearing on the District Court Stay Motion until June 7, 1996 or thereafter. The Company also anticipates that the Plan will have become effective before any such hearing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

               Item 601(a) of
              Regulation S-K
Exhibit No.      Exhibit No.                      Description
- -----------      -----------                      -----------


    2.1                2        Third  Amended  Joint  Plan of  Reorganization
                                (the "Plan") of Anacomp, Inc. (the "Company") and certain of its subsidiaries.1

    99.1              99        Press  release  of the  Company  dated May 20,
                                1996.

    99.2              99        Order of the United  States  Bankruptcy  Court
                                for the District of Delaware confirming the Company's Plan.2

- --------
1 Incorporated by reference to Exhibit 2(e) to the Company's Form 8-A, filed with the Securities and Exchange Commission on May 15, 1996 (File No. 0-7641).

2 Incorporated by reference to Exhibit 2(d) to the Company's Form 8-A, filed with the Securities and Exchange Commission on May 15, 1996 (File No. 0-7641).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                         ANACOMP, INC.





                                          By: /s/ Tom Brown
                                             ------------------
                                             Name: Tom Brown
                                                   Title: Vice President


Date:  June 3, 1996

                                  EXHIBIT INDEX

             Item 601(a) of
             Regulation S-K
Exhibit No.   Exhibit No.                          Description
- -----------   -----------                          -----------

      2.1            2      Second  Amended Joint Plan of  Reorganization  (the
                            "Plan")  of  Anacomp,   Inc.  (the  "Company")  and
                            certain of its subsidiaries. 1

      99.1          99      Press release of the Company dated May 20, 1996.

      99.2          99      Order of the  United  States  Bankruptcy  Court for
                            the District of Delaware  confirming  the Company's
                            Plan. 2

- --------

1 Incorporated by reference to Exhibit 2(e) to the Company's Form 8-A, filed with the Securities and Exchange Commission on May 15, 1996 (File No. 0-7641).

2 Incorporated by reference to Exhibit 2(d) to the Company's Form 8-A, filed with the Securities and Exchange Commission on May 15, 1996 (File No. 0-7641).